Nanophase Technologies Corporation 10-Q

Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with this quarterly report of Nanophase Technologies Corporation (the “Company”) on Form 10-Q for the third quarter ending September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jess A. Jankowski, Chief Executive Officer, and acting as Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2022

/s/ JESS A. JANKOWSKI
Jess A. Jankowski
Chief Executive Officer
(principal executive officer, and principal financial officer)